UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 28, 2009

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   952-476-9093

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Material Definitive Agreement

See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation

On July 29, 2009, James L. Davis, a principal stockholder of ProUroCare Medical, Inc. (the “Company”), provided the Company with a $100,000 short-term loan.  The loan bears no interest, has no defined due date and is not documented.  The Company expects to repay the loan as soon as it is able.

Item 8.01  Other Events

RPI Litigation.

On July 28, 2009, (the “Company”) was notified that the Rensselaer Polytechnic Institute (“RPI”) filed a complaint against the Company on July 15, 2009 in the Supreme Court of the State of New York, County of Rensselaer.  In the complaint, RPI alleges that the Company has breached obligations to pay RPI an aggregate of $202,716 under the terms of a License Agreement dated July 13, 2001 between RPI and the Company and a Sponsored Research Agreement dated as of December 9, 2005 between RPI and the Company.  RPI is seeking damages in the amount of $202,716, plus interest, penalties, costs and disbursements, including attorneys’ fees.  The Company believes that the amounts being sought by RPI substantially exceed any amounts due to RPI under such agreements and intends to defend itself vigorously against such claims.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

August 5, 2009	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer